UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 13, 2009
GLOBAL CONSUMER ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120

(State or other jurisdiction of	(Registration Number)	(IRS Employer Identification No.)
incorporation)

1370 Avenue of the Americas, 28th Floor, New York, New York	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 445-7800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-2.1
EX-2.2
EX-10.1
EX-10.2
EX-10.3
EX-99.1

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, GLOBAL CONSUMER ACQUISITION CORP. (“GCAC”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING GCAC SECURITIES, REGARDING THE PROPOSED TRANSACTIONS WITH 1ST COMMERCE BANK (“1ST COMMERCE BANK”), CAPITOL DEVELOPMENT BANCORP LIMITED V (“CAPITOL DEVELOPMENT”), CAPITOL BANCORP LIMITED (“CAPITOL BANCORP”), COLONIAL BANK (“COLONIAL BANK”) AND THE COLONIAL BANCGROUP, INC. (“COLONIAL BANCGROUP”) AS DESCRIBED IN THIS REPORT.
GCAC INTENDS TO FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN CONNECTION WITH THE SPECIAL MEETING OF THE GCAC STOCKHOLDERS TO APPROVE THE PROPOSED TRANSACTIONS (THE “SPECIAL MEETING PROXY STATEMENT”). STOCKHOLDERS OF GCAC AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE SPECIAL MEETING PROXY STATEMENT IN CONNECTION WITH GCAC’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ GCAC’S DEFINITIVE PROXY STATEMENT, DATED APRIL 28, 2009, IN CONNECTION WITH ITS ANNUAL MEETING OF STOCKHOLDERS, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE GCAC OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE PROPOSED TRANSACTION. THE SPECIAL MEETING PROXY STATEMENT WILL BE MAILED TO GCAC STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED TRANSACTIONS. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: GLOBAL CONSUMER ACQUISITION CORP., 1370 AVENUE OF THE AMERICAS, 28TH FLOOR, NEW YORK, NEW YORK, 10019, ATTENTION: MR. ANDREW NELSON. FREE COPIES OF THESE DOCUMENTS, ONCE AVAILABLE, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE (HTTP://WWW.SEC.GOV). IN ADDITION TO THE SPECIAL MEETING PROXY STATEMENT, GCAC FILES ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC.
GCAC, 1ST COMMERCE BANK, CAPITOL DEVELOPMENT, CAPITOL BANCORP, COLONIAL BANK, COLONIAL BANCGROUP AND THEIR RESPECTIVE DIRECTORS, EXECUTIVE OFFICERS, AFFILIATES AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF GCAC STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE SPECIAL MEETING PROXY STATEMENT AND OTHER MATERIALS TO BE FILED BY GCAC WITH THE SEC.

This report and the exhibits hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of GCAC, 1st Commerce, Capitol Development, Capitol Bancorp, Colonial Bank, Colonial BancGroup or any of their affiliates, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
This report and the exhibits hereto include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding GCAC’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this report are based on our current expectations and beliefs concerning future developments and their potential effects on us and speak only as of the date of such statement. There can be no assurance that future developments affecting us will be those that we have anticipated.
These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, (i) the risk that the businesses of GCAC and 1st Commerce and the assets of the Nevada branch franchise of Colonial Bank will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the acquisitions may not be fully realized or realized within the expected time frame; (iii) revenues following the acquisitions may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the acquisitions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental and regulatory approvals of the acquisitions on the proposed terms and schedule; (vi) the failure of GCAC’s shareholders to approve the acquisitions; (vii) local, regional, national and international economic conditions and the impact they may have on 1st Commerce Bank upon consummation of the acquisitions and its customers and GCAC’s assessment of that impact; (viii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (ix) prepayment speeds, loan originations and credit losses; (x) sources of liquidity; (xi) GCAC’s common shares outstanding and common stock price volatility; (xii) fair value of and number of stock-based compensation awards to be issued in future periods; (xiii) legislation affecting the financial services industry as a whole, and/or the parties to the acquisition and their subsidiaries individually or collectively; (xiv) regulatory supervision and oversight, including required capital levels; (xv) increasing price and product/service competition by competitors, including new entrants; (xvi) rapid technological developments and changes; (xvii) following the consummation of the acquisitions, 1st Commerce Bank’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xviii) following the consummation of the acquisitions, 1st Commerce Bank’s ability to contain costs and expenses; (xix) governmental and public policy changes; (xx) protection and validity of intellectual property rights; (xxi) reliance on large customers; (xxii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiii) the outcome of pending and future litigation and governmental proceedings; (xxiv) continued availability of financing; (xxv) financial resources in the amounts, at the times and on the terms required to support 1st Commerce Bank’s future businesses; and (xxvi) material differences in the actual financial results of acquisitions and acquisition activities compared with GCAC’s expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause GCAC’s results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” filed in our Annual Report on Form 10-K for the year ended December 31, 2008. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. GCAC undertakes no obligation to publicly revise these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to GCAC’s Form 10-K for fiscal year 2008 and other public documents are available on the SEC’s internet site (http://www.sec.gov).
All subsequent written and oral forward-looking statements attributable to any of matters or entities discussed in this report or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Item 1.01 Entry into a Material Definitive Agreement
1st Commerce Merger Agreement and Colonial Asset Purchase Agreement
On July 13, 2009, Global Consumer Acquisition Corp., a Delaware corporation (“GCAC”) concurrently entered into (i) a Merger Agreement (the “1st Commerce Merger Agreement”), with WL Interim Bank, a Nevada corporation (“1st Commerce Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation (“Capitol Development”) and Capitol Bancorp Limited, a Michigan corporation, which provides for the merger (the “Merger”) of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary and (ii) an Asset Purchase Agreement (the “Colonial Asset Purchase Agreement”), with Colonial Bank, an Alabama banking corporation (“Colonial Bank”), and The Colonial BancGroup, Inc., a Delaware corporation. The transactions contemplated by the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are referred to herein as the “Acquisitions”.
In connection with the Acquisitions, GCAC has initiated a process to become a bank holding company, which will enable it to participate in financial lines of business, and will rename itself Western Liberty Bancorp. Western Liberty Bancorp’s banking operations will be conducted through 1st Commerce Bank, which will be the surviving entity pursuant to the 1st Commerce Merger Agreement and will retain the 1st Commerce Bank name. Founded in 2006, 1st Commerce Bank is a Nevada bank and will continue to operate following the consummation of the Acquisitions. Upon the consummation of the Acquisitions, the combined entity will form a “new” Nevada financial institution with 22 banking branches, and approximately $477.0 million of gross loan assets, $320.0 million of transaction account deposits and $214.0 million in time deposits.
Pursuant to the 1st Commerce Merger Agreement and subject to the terms and conditions specified therein, 1st Commerce Merger Sub will be merged with and into 1st Commerce Bank, with 1st Commerce Bank as the surviving entity at closing. As a result of the Merger, GCAC will pay the stockholders of 1st Commerce Bank an aggregate merger consideration of $8.25 million, subject to increase or decrease at the closing of the Merger in accordance with the terms of the 1st Commerce Merger Agreement. The shares of those 1st Commerce Bank stockholders who do not exercise their dissenter’s rights under Nevada law will be cancelled and extinguished and automatically converted into the right to certain per share merger consideration, based on the aggregate merger consideration paid. Each share of common stock of 1st Commerce Merger Sub shall be converted into one share of common stock of the surviving corporation. The consummation of the Merger is conditioned upon, among other things, the approval by the holders of shares of common stock of Capitol Development of the 1st Commerce Merger Agreement and the Merger.
Immediately after the closing of the Merger, and pursuant to the Colonial Asset Purchase Agreement, GCAC and 1st Commerce (together, the “Purchaser”) will purchase select assets and deposits from Colonial Bank, the majority of which will originate from the Nevada segment of Colonial Bank consisting of (i) 21 banking branches, (ii) approximately $440.0 million in loans, of which approximately $340.0 million were originated in the Nevada franchise and (iii) approximately $492.0 million customer and transaction and time deposits (together, the “Select Colonial Assets”). In connection with the consummation of the acquisition of the Select Colonial Assets, GCAC will assign all of its rights and obligations under the Colonial Asset Purchase Agreement to 1st Commerce Bank. As consideration for the purchase of the Select Colonial Assets, Purchaser shall pay Colonial Bank, or Colonial Bank shall pay Purchaser, an amount equal to the sum of the following (each defined term having the meaning set forth in the Colonial Asset Purchase Agreement) (the “Closing Date Payment Amount”): (i) Non-Time Deposit Premium (which amount will be approximately $28.0 million, subject to adjustment based on the amount of Non-Time Deposits assumed by Purchaser at closing), (ii) a premium equal to 0.1% times the amounts that the deposit balance of the “Time Deposits” exceeds $200.0 million, (iii) the Acquisition Value, (iv) the face amount of Coins and Currency, (v) the net amount of the prorations and other closing date adjustments owed by Purchaser to Colonial Bank, (vi) the amount of Deposit Liabilities assumed, (vii) the amount of all other Transferred Liabilities and the Other Liabilities assumed and (viii) the net amount of the prorations and other closing date adjustments owed by

Colonial Bank to Purchaser. The parties have agreed that Transferred Liabilities will include Deposit Liabilities with deposit balances in a sufficient aggregate amount so that the Closing Date Payment Amount paid by Purchaser or Seller, as applicable, does not exceed $1.0 million.
GCAC and Colonial Bank have also executed a non-binding letter agreement expressing the parties’ good faith obligation to identify additional loans satisfactory to GCAC so that the aggregate outstanding principal balance of all loans acquired by GCAC will be at least $450.0 million. As consideration for these additional loans, if any, GCAC would assume additional deposit liabilities with aggregate deposit balances of an amount equal to the outstanding principal balance of the additional loans.
The Acquisitions are subject to approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Nevada Division of Financial Institutions and the Alabama Department of Banking. As a corporation not currently subject to bank supervisory regulation, GCAC’s applications to become a bank holding company for a Nevada-based community bank are subject to different statutory approval processes maintained by several federal and state bank regulatory agencies with supervisory oversight and jurisdiction of the contemplated transactions and the banks that are parties to the contemplated transactions. Approval terms granted by these federal and state bank regulatory agencies may include terms and conditions more onerous than GCAC management contemplates, and approval may not be granted in the timeframes desired by the parties to the contemplated transactions. Bank regulatory approval, if granted, may contain terms that relate to deteriorating real estate lending both nationally and in Nevada; bank regulatory supervisory reactions to the current economic difficulties may not be specific to GCAC itself.
Pursuant to the 1st Commerce Merger Agreement, either party may terminate the 1st Commerce Merger Agreement in the event the Merger is not consummated by October 31, 2009. Pursuant to the Colonial Asset Purchase Agreement, either party may terminate the Colonial Asset Purchase Agreement in the event the transactions are not consummated by September 30, 2009. Both the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement also contain customary representations, warranties and covenants made by the respective parties thereto.
The Acquisitions are expected to be consummated in the third quarter of 2009 upon the fulfillment of certain conditions, including (a) obtaining the required regulatory approvals, (b) the affirmative vote of GCAC stockholders to adopt the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement and (c) holders of less than 30% of the shares of GCAC’s common stock issued in GCAC’s initial public offering having (i) voted against the consummation of the Acquisitions and (ii) exercised their rights to convert their shares into a pro rata share rata of GCAC’s trust account in accordance with GCAC’s amended and restated certificate of incorporation. The consummation of the Merger is also conditioned upon the approval of the 1st Commerce Merger Agreement and the Merger by the holders of shares of Capitol Development’s common stock. The 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are also subject to the fulfillment of other customary closing conditions.
Employment Agreement
On July 13, 2009, in connection with the Acquisitions, GCAC entered into an employment agreement with Mark Daigle (the “Employment Agreement”). The Employment Agreement provides that, subject to the closing of the Acquisitions, Mr. Daigle would become the Chief Executive Officer of Nevada commercial banking operations. In addition GCAC and its board of directors shall take such action as is necessary to appoint Mr. Daigle to the board of directors of Western Liberty Bancorp upon the consummation of the Acquisitions.
Pursuant to the terms of the Employment Agreement, Mr. Daigle’s employment shall commence as of the closing date of the transactions contemplated by the Colonial Asset Purchase Agreement (the “Effective Date”) and continue for an initial term of three years with one or more additional automatic one-year renewal periods. Mr. Daigle will be entitled to a base salary of $460,000. In addition, subject to the approval of the Acquisitions by GCAC’s stockholders, Mr. Daigle will receive a one-time grant of restricted stock equal to $3,000,000 divided by the closing price of GCAC’s common stock on the Effective Date. The restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Mr. Daigle’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Daigle will also receive a bonus of $100,000 within ten days of the Effective Date.
Mr. Daigle shall be entitled to employee benefits in accordance with any employee benefits programs and policies adopted by Western Liberty Bancorp. In addition, the Employment Agreement contains customary representations, covenants and termination provisions. The Employment Agreement also states that Mr. Daigle does not have any right, title interest or claim of any kind in or to the proceeds from GCAC’s initial public offering and simultaneous private placement, plus all accrued interest, held in GCAC’s trust account, and that he will not seek any recourse against the trust account whatsoever.
Financial Sponsorship
On July 13, 2009, Hayground Cove Asset Management LLC, GCAC’s sponsor (“Hayground Cove”), entered into a sponsor support agreement with GCAC (the “Support Agreement”) whereby it has agreed, at its option, to purchase through private purchases and/or cash tender offer up to 39% of GCAC’s shares to help facilitate approval of the Acquisitions. Hayground Cove will have the right, at its option, to propose a term sheet for permanent financing to GCAC within three months from the closing of the Acquisitions to exchange any purchased shares for new debt or equity securities. The proposed term sheet shall be on commercially reasonable terms and must be approved by a majority of the disinterested members of the board of the directors of GCAC. Once approved by the board, GCAC is obligated, within ten days of such approval, to commence an exchange offer for such securities to all public shareholders of GCAC on a pro rata basis and in compliance with applicable securities laws. Under the terms of the Support Agreement, Hayground Cove will also have the right to sell the shares purchased by Hayground Cove or its affiliates to GCAC at the same price paid by such purchaser (provided that the sale price shall be approved by a majority of the disinterested members of the board if the sale price is more than the five percent above the per share amount to be received by shareholders that elect to convert their shares into cash). The option must be exercised by Hayground Cove within one day of the shareholders meeting approving the Acquisitions. The Support Agreement and each of the agreements in connection with the purchase of shares by Hayground Cove and its affiliates is conditioned upon (i) an agreement by GCAC’s warrant holders to restructure the outstanding warrants on terms satisfactory to Hayground Cove and (ii) the closing of a business combination. In connection with the Support Agreement, Hayground Cove has received a $140.0 million commitment from Jefferies Finance LLC and Jefferies & Company, Inc. (together, “Jefferies”) to finance the purchase of shares. Under the terms of the Jefferies commitment, GCAC has agreed, pursuant to an Indemnification and Waiver Agreement, dated as of July 13, 2009 (the “Indemnification Agreement”), to provide certain indemnities from any losses, claims, damages and liabilities, along with any related expenses, that arise under the debt financing arrangement subject to a waiver to all proceeds in the trust account. GCAC will become a guarantor of the loan upon the closing of the Acquisitions, however, GCAC expects the guarantee to be released upon the closing of the Acquisitions in accordance with its terms, as the entire amount of any funds loaned under the commitment is required to be repaid immediately after the closing.
Each of the foregoing summaries of the 1st Commerce Merger Agreement, the Colonial Asset Purchase Agreement, the Employment Agreement, the Support Agreement, the Indemnification Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the 1st Commerce Merger Agreement, which is Exhibit 2.1 hereto, the Colonial Asset Purchase Agreement, which is Exhibit 2.2 hereto, the Employment Agreement which is Exhibit 10.1 hereto, the Support Agreement, which is Exhibit 10.2 hereto and the Indemnification Agreement, which is Exhibit 10.3 hereto, respectively. These agreements are incorporated by reference into this Current Report on Form 8-K.
The 1st Commerce Merger Agreement, the Colonial Asset Purchase Agreement, the Employment Agreement, the Support Agreement and the Indemnification Agreement have been filed to provide investors and security holders with information regarding their respective terms. It is not intended to provide any other factual information about GCAC, 1st Commerce Bank, Capitol Development, Capitol Bancorp, Colonial Bank, Colonial BancGroup or any of their affiliates. The 1st Commerce Merger Agreement, the Colonial Asset Purchase Agreement, the Employment Agreement, the Support Agreement and the Indemnification Agreement contain representations and warranties that the parties thereto made to and solely for the benefit of each other, and such representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in the representations and warranties in the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are qualified by information in confidential disclosure schedules that the parties thereto delivered in connection with the execution of the 1st Commerce Merger Agreement or the Colonial Asset Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the 1st Commerce Merger Agreement, the Colonial Asset Purchase Agreement, the Employment Agreement, the Support Agreement and the Indemnification Agreement.
A copy of GCAC’s press release announcing the execution of the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are being filed as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of July 13, 2009, by and among Global Consumer Acquisition Corp., WL Interim Bank, 1st Commerce Bank, Capitol Development Bancorp Limited V and Capital Bancorp Limited*

2.2	Asset Purchase Agreement, dated as of July 13, 2009, by and among Global Consumer Acquisition Corp., Colonial Bank and The Colonial BancGroup, Inc.*

10.1	Employment Agreement, dated as of July 13, 2009, by and between Global Consumer Acquisition Corp. and Mark Daigle

10.2	Sponsor Support Agreement, dated as of July 13, 2009, by and between Global Consumer Acquisition Corp. and Hayground Cove Asset Management LLC

10.3	Indemnification and Waiver Agreement, dated as of July 13, 2009, by and between Global Consumer Acquisition Corp. and Jefferies Finance LLC

99.1	Press Release of Global Consumer Acquisition Corp., dated as of July 14, 2009

*	Certain schedules have been omitted and GCAC agrees to furnish to the SEC a copy of any omitted schedules upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CONSUMER ACQUISITION CORP.
Date: July 14, 2009	By:	/s/ Jason N. Ader
		Name:	Jason N. Ader
		Title:	Chief Executive Officer